UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2011

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On May 3, 2011, the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”), ratifying the determination of the Compensation Committee, approved restricted common stock awards to executive officers of the Company pursuant to the Company’s 2011 Incentive Stock Plan.  Mr. Richard L. Simons — President and Chief Executive Officer received 21,750 restricted shares.  Mr. Edward J. Gaio — Vice President and Chief Financial Officer received 5,750 restricted shares.  Mr. James P. Langa —  Senior Vice President — Asian Operations received 5,750 restricted shares and Mr. Douglas C. Tifft — Senior Vice President — Administration received 5,250 restricted shares.  Each award of restricted shares vests on the fourth anniversary of the date of the award and is subject to forfeiture and accelerated vesting in accordance with the terms of the Company’s 2011 Incentive Stock Plan.

Performance Share Incentive Awards

On May 3, 2011, the Company’s Board of Directors, ratifying the determination of the Compensation Committee, approved awards of Performance Share Incentives to executive officers of the Company pursuant to the Company’s 2011 Incentive Stock Plan.  The awards are contingent upon Hardinge’s performance against a cumulative earnings per share (“Cumulative EPS”) objective during the period commencing April 1, 2011 and ending on March 31, 2016 (the “Target Period”).  The Performance Share Incentive target awards (each, a “Target Award”) for the Company’s executive officers are as follows:  Mr. Richard L. Simons — President and Chief Executive Officer is eligible to receive a Target Award of 21,750 shares, Mr. Edward J. Gaio — Vice President and Chief Financial Officer is eligible to receive a Target Award of 5,750 shares, Mr. James P. Langa — Senior Vice President — Asian Operations is eligible to receive a Target Award of 5,750 shares and Mr. Douglas C. Tifft — Senior Vice President — Administration is eligible to receive a Target Award of 5,250 shares.

If the Company attains or surpasses the Cumulative EPS target during the Target Period, then each executive officer will receive his Target Award.  The Target Awards are each payable in shares or cash in accordance with the terms of the Company’s 2011 Incentive Stock Plan.

Base Salary Adjustments

On May 3, 2011, the Company’s Board of Directors, ratifying the determination of the Compensation Committee, approved base salary increases for Messrs. Langa and Tifft.  Effective May 1, 2011, Mr. Langa’s base salary will increase 15% from $206,000 to $236,900 in connection with his promotion to Senior Vice President — Asian Operations and Mr. Tifft’s salary will increase 3% from $184,000 to $189,520.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: May 9, 2011	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer